Exhibit 99.3

MOHAWK GROUP HOLDINGS, INC. UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed, Consolidated, and Combined Financial Information as of and for the Year-Ended December 31, 2020.

On February 3, 2021, Mohawk Group Holdings, Inc. (the “Company”, “Mohawk” or “MGHI”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Initial Form 8-K”) to report, among other things, Mohawk’s acquisition (the “Acquisition”) on February 2, 2021 of certain assets (the “Healing Solutions Assets”) of Healing Solutions, LLC (the “Seller” or “Healing”) related to Seller’s retail and ecommerce business under the brands Healing Solutions, Tarvol, Sun Essential Oils and Artizen (among others), which is conducted through certain physical locations, virtual channels or websites, including amazon.com.

The following unaudited pro forma condensed, consolidated, and combined financial statements of MGHI and Healing(“Healing”) (the “pro forma financial statements”) include an unaudited pro forma condensed, consolidated, and combined balance sheet (the “pro forma balance sheet”) as of December 31, 2020 as if the Acquisition had occurred on such date.  The unaudited pro forma condensed, consolidated, and combined statement of income and loss for the year-ended December 31, 2020 (the “pro forma statement of income and loss”) has been prepared as if the Acquisition had occurred on January 1, 2020.

The pro forma financial information has been prepared by MGHI in accordance with Article 11 of Regulation S-X, in accordance with SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses.  The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly MGHI’s pro forma results of operations and financial position following the closing of the Acquisition as of and for the period indicated. The transaction-related adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report MGHI’s financial condition and results of operations as if the Acquisition was completed on the assumed dates.

The pro forma financial statements are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations or financial position that the combined MGHI and Healing would have reported had the Acquisition been completed as of the dates set forth in the pro forma financial statements and should not be taken as being indicative of MGHI’s future consolidated results of operations or financial position.

The pro forma financial statements have been derived from, and should be read in conjunction with, the accompanying notes to the pro forma financial statements included herein and the historical consolidated financial statements and related notes of MGHI as of and for the applicable periods, which can be found, along with the annual, quarterly and current reports of MGHI, on the SEC’s website at http://www.sec.gov. The historical consolidated financial statements and related notes of Healing as of and for the applicable period have been filed with the SEC as an exhibit to Amendment No. 1 on Form 8-K/A, which amends the Initial Form 8-K.

UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED BALANCE SHEET As of December 31, 2020

	December 31, 2020 (in thousands, except share data)
	MGHI	Healing Solutions LLC	Acquisition Adjustments		Financing Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash	$26,718	$127	$(15,407)	A	$12,929	P	$24,367
Accounts receivable—net	5,747	777	(777)	B	—		5,747
Inventory	31,582	14,431	(5,049)	C	—		40,964
Prepaid and other current assets	11,111	1,203	(1,000)	D	—		11,314
Total current assets	75,158	16,538	(22,233)		12,929		82,392
PROPERTY AND EQUIPMENT—net	169	843	$(843)	E	—		169
GOODWILL AND OTHER INTANGIBLES—net	78,778	—	61,707	F	—		140,485
OTHER NON-CURRENT ASSETS	3,349	61	$(61)	G	—		3,349
TOTAL ASSETS	$157,454	$17,442	$38,570		$12,929		$226,395
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Credit facility	$12,190	$—	$—		$—		$12,190
Accounts payable	14,856	2,269	(2,269)	H	—		14,856
Term loan	21,600	—	—		—		21,600
Seller notes	16,231	—	5,285	I	—		21,516
Contingent earn-out liability	1,515	—	11,273	J	—		12,788
Due to parent company		1,179	(1,179)	K	—		—
Accrued and other current liabilities	8,340	1,007	(1,007)	L	—		8,340
Total current liabilities	74,732	4,455	12,103		—		91,290
OTHER LIABILITIES	1,841	31	(31)	M	—		1,841
CONTINGENT EARN-OUT LIABILITY	21,016	—	—		—		21,016
TERM LOANS	36,483	—	—		12,833	P	49,316
Total liabilities	134,072	4,486	12,072		12,833		163,463
COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized and 27,074,791 shares outstanding at December 31, 2020	3	—	—		—		3
Additional paid-in capital	216,305	—	39,454	N	—		255,759
Accumulated (deficit)/members equity	(192,935)	12,956	(12,956)	O	—		(192,935)
Accumulated other comprehensive income	9	—	—		—		9
Total stockholders’ equity	23,382	12,956	26,498		—		62,836
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$157,454	$17,442	$38,570		$12,833		$226,299

See accompanying notes to unaudited pro forma condensed, consolidated, and combined financial information.

2

UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED STATEMENT OF INCOME AND LOSS For the Year-Ended December 31, 2020

	Year-Ended December 31, 2020 (in thousands, except share and per share data)
	MGHI	Healing Solutions LLC	Reclassification		Acquisition Adjustments		Financing Adjustments		Pro Forma Combined
NET REVENUE	$185,704	$77,703	$—		$—		$—		$263,407
COST OF GOODS SOLD	100,958	29,703	—		3,803	B	—		134,464
GROSS PROFIT	84,746	48,000	—		(3,803)		—		128,943
OPERATING EXPENSES:
Research and development	8,130	—	—		—		—		8,130
Sales and distribution	68,005	32,181	2,755	A	—		—		102,941
General and administrative	30,631	7,923	(2,755)	A	2,200	C	—		37,999
Change in fair value of contingent earn-out liabilities	12,731	—	—		—		—		12,731
TOTAL OPERATING EXPENSES:	119,497	40,104	—		2,200		—		161,801
OPERATING (LOSS) INCOME	(34,751)	7,896	—		(6,003)		—		(32,858)
INTEREST EXPENSE, NET:
Interest expense, net	4,979	95	—		—		5,704	E	10,778
Loss on extinguishment of debt	2,037	—	—		—		—		2,037
Change in fair market value of warrant liability	21,338	—	—		—		—		21,338
TOTAL INTEREST EXPENSE, NET:	28,354	95	—		—		5,704		34,153
OTHER (INCOME) EXPENSE— net	(27)	8	—		—		—		(19)
(LOSS) INCOME BEFORE INCOME TAXES	(63,078)	7,793	—		(6,003)		(5,704)		(66,992)
PROVISION FOR INCOME TAXES	48	—	—		—	D	—		48
NET (LOSS) INCOME	$(63,126)	$7,793	$—		$(6,003)		$(5,704)		$(67,040)
Net (loss) income per share, basic and diluted	$(3.68)	$—	$—		$—		$—		$(3.61)
Weighted-average number of shares outstanding, basic and diluted	17,167,999	—	—		1,387,759	F	—		18,555,758

See accompanying notes to unaudited pro forma condensed, consolidated, and combined financial information.

3

MOHAWK GROUP HOLDINGS, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

Note 1—Basis of Presentation

The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X and present the pro forma balance sheet and pro forma statement of loss of MGHI based upon the historical financial statements of MGHI and Healing after giving effect to the Acquisition and are intended to reflect the impact of the Acquisition on MGHI’s financial statements.

The pro forma financial information has been prepared by MGHI in accordance with Article 11 of Regulation S-X, in accordance with SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses.  The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly MGHI’s pro forma results of operations and financial position following the closing of the Acquisition as of and for the period indicated. The transaction-related adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report MGHI’s financial condition and results of operations as if the Acquisition was completed on the assumed dates.

The pro forma financial statements were prepared using the acquisition method of accounting with MGHI considered the accounting acquirer of Healing. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the acquisition date, with any excess purchase price allocated to goodwill. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of the tangible and intangible assets acquired and liabilities assumed from the Acquisition. These potential changes could be material.

Certain changes to line item descriptions, groupings, and other reclassifications were made to Healing’s financial statements to conform to MGHI’s financial statement presentation and accounting policies. The reclassification adjustments related to the statement of income of Healing (to conform to MGHI’s presentation) include the reclassification of $2.8 million of “Selling and distribution expenses” from the “General and administrative expenses” line item.

At the time of preparing the pro forma financial statements, the Company is not aware of any other accounting policy differences requiring adjustment that would have a material impact. MGHI’s management’s assessment of Healing’s accounting policies is ongoing, and, upon completion, further differences may be identified that could have a material impact on the pro forma financial statements.

Note 2—Purchase Price Allocation

On February 2, 2021 (the “Closing Date”), Mohawk entered into and closed, an Asset Purchase Agreement with Healing, Jason R. Hope, and only for the purposes of certain sections thereof, Super Transcontinental Holdings LLC, a Delaware limited liability company (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, Mohawk purchased and acquired certain of Healings assets related to its retail and ecommerce business under the brands Healing Solutions, Tarvol, Sun Essential Oils and Artizen (among others), which sells essential oils primarily through amazon.com (the “Asset Purchase”). As consideration for the Asset Purchase, Mohawk (i) paid to the Seller $15.3 million in cash (the “Cash Purchase Price”), and (ii) issued 1,387,759 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), to the Seller, the cost basis of which was the closing price per share of the Common Stock on the closing date. At the closing (the “Closing”), Mohawk withheld $1.9 million of the Cash Purchase Price to serve as collateral for the Seller’s payment of certain overdue trade payables to be released to the Seller in accordance with the terms of the Asset Purchase Agreement.  This amount was paid by Mohawk within 60 days of closing.

In addition, Healing will also be entitled to receive 170,042 shares of Common Stock (up to a maximum of 280,000 shares pursuant to certain terms and valuation at the measurement date) in respect of certain inventory.  The shares will be issued to Healing following the final determination of inventory values pursuant to the terms of the Asset Purchase Agreement, which determination is expected to occur approximately nine to ten months following the Closing Date and such shares will be subject to vesting restrictions which will lapse on the date that is the one year anniversary after the Closing Date.

Pursuant to the terms of the Asset Purchase Agreement, the Seller is required to use its commercially reasonable efforts to identify one or more suppliers (other than the Seller) of finished goods inventory of all SKUs that constitute assets acquired in the Asset Purchase (“New Suppliers”) and to initiate discussions with such New Suppliers for the purpose of negotiating new supply agreements between MGHI or its affiliates, on the one hand, and the New Supplier, on the other hand, for the purchase of such SKUs following the Closing on terms acceptable to MGHI in its sole discretion, acting reasonably. If, on or before the date that is 15 months after the Closing Date, an Earn-Out Consideration Event (as defined below) has occurred, then the Seller will be entitled to receive up to a maximum of 528,670 shares of Common Stock (the “Earn-Out Shares”), which number of shares is subject to reduction in accordance with the terms of the Asset Purchase Agreement based on the time period within which the Earn-Out Consideration Event occurs (if it occurs at all). An “Earn-Out Consideration Event” means the later to occur of (i) MGHI having entered into supplier agreements with New Suppliers in respect of each SKU that constitutes an asset acquired in the Asset Purchase, and (ii) MGHI having terminated each of the services provided to MGHI under a transition services agreement that Truweo, LLC, a subsidiary of MGHI, entered into with Healing as of the Closing Date, such that no services are being provided thereunder.

The aggregate maximum number of shares of Common Stock that are issuable to the Seller under the Asset Purchase Agreement (inclusive of the 1,387,759 shares of Common Stock issued at the Closing) is 2,196,429 shares.

The tables below sets forth the purchase consideration and the preliminary allocation to estimated fair value of the tangible and intangible net assets acquired (in thousands):

Amount allocated
(in thousands)
Cash purchase price	$15,280
1,387,759 shares of Common Stock issued at the Closing	39,454
Seller note for inventory	5,285
Estimated earnout liability	11,273
Total consideration to be paid	$71,292

Total
(in thousands)
Inventory	$9,383
Working Capital	202
Trademarks (10 year useful life)	22,000
Goodwill	39,707
Net assets acquired	$71,292

For the purposes of the preliminary purchase price allocation, the reported values of the assets acquired and liabilities assumed as of December 31, 2020, approximate their fair value, except for the intangible assets acquired. The Company’s preliminary valuation of the fair values of assets acquired and liabilities assumed is based on preliminary estimates and assumptions and is subject to change materially upon the finalized valuation.  Goodwill is expected to be deductible for tax purposes. The goodwill is attributable to expected synergies resulting from integrating the Healing products into the Company’s existing sales channels.

The identifiable intangible assets acquired in the Acquisition consist of trademarks with estimated useful lives of 10 years. The estimated fair values of these identifiable intangible assets is $22.0 million. The preliminary estimated fair value of $22.0 million was determined by the relief from royalty method. The final valuation may be materially different and may result in the identification of additional intangible assets as additional information becomes available and certain valuation analyses are completed.

Refer to Note 4 for additional information on how the adjustments described above have been reflected in the pro forma balance sheet.

Note 3—Financing Adjustments

Contemporaneously with the closing of the Acquisition, MGHI entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which, among other things, MGHI issued and sold to the Investor, in a private placement transaction (the “Private Placement”), in exchange for the payment by the Investor of $14.0 million, less applicable expenses as set forth in the Securities Purchase Agreement, (i) a 0% coupon senior secured promissory note in an aggregate principal amount of $16.5 million (the “Note”) that would mature on February 1, 2023, and (ii) a warrant (the “Warrant”) to purchase up to an aggregate of 469,931 shares of Common Stock with an exercise price of $25.10 per share.

MGHI utilized the Monte-Carlo Simulation model to determine the fair value of the Warrant. As of February 2, 2021, the initial fair value of the Warrant on issuance was estimated to be $7.7 million, which has been recorded as a debt discount against the Note.

The Warrant is classified as a liability on the consolidated balance sheet as the Warrant contains certain change of control provisions that would benefit the holder as it relates to the calculation of the value of the warrant under certain circumstances.

The Company incurred approximately $1.2 million in debt issuance costs which has been offset against the debt and will expense over the term of the High Trail Loan.

Long-term debt was recorded on the proforma balance sheet as of December 31, 2020:

December 31, 2020
(in thousands)
The Note	$16,500
Less: deferred debt issuance costs	(1,192)
Less: discount associated with issuance of warrants	(7,740)
Less: discount associated with original issuance of loan	(2,475)
The Warrant	7,740
Total Note	12,833
Less-current portion	—
Term loan-non current portion	$12,833

During the twelve months ended December 31, 2020, the following amounts were recorded into interest expense on the pro forma statement of income and loss:

December 31, 2020
(in thousands)
Deferred debt issuance costs	$1,192
Amortization included in interest (over 24 months - the term of the loan)	(596)
Remainder deferred debt issuance costs	$596

December 31, 2020
(in thousands)
Discount associated with issuance of warrants	$7,740
Amortization included in interest (over 24 months - the term of the loan)	(3,870)
Remainder discount associated with issuance of warrants	$3,870

December 31, 2020
(in thousands)
Discount associated with original issuance of loan	$2,500
Amortization included in interest (24 months from issuance)	(1,250)
Remainder discount associated with original issuance of loan	$1,250

Note 4—Pro Forma Adjustments - Balance Sheet

The pro forma adjustments included in the pro forma balance sheet as of December 31, 2020 are as follows (in thousands):

A) Cash was adjusted as follows:

December 31, 2020
(in thousands)
To record cash consideration paid to acquire Healing	$(15,280)
To eliminate Healing's cash not acquired	(127)
Total cash adjustments	$(15,407)

B) Accounts Receivable, net were adjusted as follows:

December 31, 2020
(in thousands)
To eliminate Healing's account receivables, net not acquired	$(777)
Total account receivables, net adjustments	$(777)

C) Inventory was adjusted as follows:

December 31, 2020
(in thousands)
To eliminate certain of Healing's inventory as of December 31, 2020	$(14,431)
'To record net inventory value of acquired inventory	5,579
To record inventory step-up valuation	3,803
Total inventory adjustments	$(5,049)

D) Prepaids and other current assets were adjusted as follows:

December 31, 2020
(in thousands)
To eliminate certain of Healing's prepaid and other current assets not acquired	$(1,000)
Total prepaid and other current assets adjustments	$(1,000)

E) Property and Equipment, net were adjusted as follows:

December 31, 2020
(in thousands)
To eliminate certain Healing's property and equipment, net not acquired	$(843)
Total property and equipment, net adjustments	$(843)

F) Goodwill and Intangibles, as described in Note 2.

December 31, 2020
(in thousands)
To record goodwill recognized as a result of the Acquisition (see Note 2)	$39,707
To record intangible assets, net recognized as a result of the Acquisition (see Note 2)	22,000
Total goodwill and intangible, net adjustments	$61,707

G) Other Assets was adjusted as follows:

December 31, 2020
(in thousands)
To eliminate certain of Healing's other assets not acquired	$(61)
Total other assets adjustments	$(61)

H) Accounts Payable were adjusted as follows.

December 31, 2020
(in thousands)
To eliminate certain Healing's accounts payable not acquired	$(2,269)
Total accounts payable adjustments	$(2,269)

I) Seller notes, as described in Note 2.

J) Contingent earn-out liability as described in Note 2.

K) Due to parent company was adjusted as follows:

December 31, 2020
(in thousands)
To eliminate Healing's liabilities due to parent not acquired	$(1,179)
Total due to parent adjustments	$(1,179)

L) Accrued and other current liabilities was adjusted as follows:

December 31, 2020
(in thousands)
To eliminate Healing's accrued and other current liabilities not acquired	$(1,007)
Total accrued and other current liabilities adjustments	$(1,007)

M) Other liabilities was adjusted as follows:

December 31, 2020
(in thousands)
To eliminate Healing's other liabilities not acquired	$(31)
Total other liabilities adjustments	$(31)

N) Additional paid in capital as described in Note 2.

O) Retained earnings was adjusted as follows:

December 31, 2020
(in thousands)
To eliminate Healing's members equity not acquired	$(12,956)
Total retained earnings adjustments	$(12,956)

P) Financing impacts as described in Note 3

Note 5—Pro Forma Adjustments - Statement of Income and Loss

The pro forma adjustments included in the pro forma statement of income and loss are as follows (in thousands):

A) Reclassifications as described in Note 1

B) Cost of goods sold was adjusted as follows:

December 31, 2020
(in thousands)
Amortization of inventory step-up from valuation of inventory	$3,803
Total impacts to Cost of goods sold	$3,803

C) General and administrative expenses were adjusted as follows:

December 31, 2020
(in thousands)
Amortization of intangibles (See Note 2)	$2,200
Total impacts to General and administrative expenses	$2,200

D) No tax provision was recorded as part of this proforma statement of income and loss as Mohawk has a full valuation allowance related to its income tax position, as such a proforma adjustment would not be realized and thus would not impact proforma results.

E) Interest expense was adjusted as described in Note 3.

F) Basic and weighted average shares from common share consideration issued as described in Note 2.

Note 6—Pro Forma Adjustments – Other information

Non-GAAP Financial Measures

We have presented Adjusted EBITDA, a non-GAAP measure, to assist investors in understanding our core net operating results on an on-going basis. This non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and income tax expense. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, amortization of inventory step-up from acquisitions (included in cost of goods sold), changes in fair-market value of warrant liability, professional fees related to acquisitions, the Seller’s owner compensation, restructuring expense not acquired, litigation expense of Healing in which such litigation rights were retained by the Seller, obsolescence expense related to inventory not acquired, loss from extinguishment of debt and other expenses, net.

We present EBITDA and Adjusted EBITDA because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provides useful supplemental information for investors. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.

We believe EBITDA and Adjusted EBITDA are useful to investors in assessing the operating performance of our business without the effect of non-cash items.  EBITDA and Adjusted EBITDA should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA nor Adjusted EBITDA should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our EBITDA and Adjusted EBITDA may not be comparable to similar titled measures in other organizations because other organizations may not calculate EBITDA or Adjusted EBITDA in the same manner as we do.

Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, and Adjusted EBITDA, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

•	our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;
•	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
•

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;

•	changes in cash requirements for our working capital needs; or
•	changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and is expected to remain a key element of our overall long-term incentive compensation package.

The following table provides a reconciliation of pro forma EBITDA and Adjusted EBITDA to pro forma net loss, which is the most directly comparable financial measure presented in accordance with GAAP (in thousands, except percentages):

	Year-Ended December 31, 2020
	MGHI	Healing Solutions LLC	Acquisition Adjustments	Financing Adjustments	2020 Pro Forma Combined

Net income (loss)	$(63,126)	$7,793	$(6,003)	$(5,704)	$(67,040)
Add (deduct)
Provision for income taxes	48	—	—	—	48
Interest expense	4,979	95	—	5,704	10,778
Depreciation and amortization	552	520	2,200	—	3,272
EBITDA	(57,547)	8,408	(3,803)	—	(52,942)
Other (income) expense, net	(27)	8	—	—	(19)
Loss on extinguishment of debt	2,037	—	—	—	2,037
Change in fair value of contingent earn-out liabilities	12,731	—	—	—	12,731
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	583	—	3,803	—	4,386
Restructuring expense recorded by the Seller not paid by MGHI	—	378	—	—	378
Obsolescence expense related to hand sanitizer inventory not acquired	—	958	—	—	958
Owner salary paid to owner of Healing and not part of the acquired business	—	1,445	—	—	1,445
Litigation expense of Healing in which the Seller retains rights to such continued litigation	—	237	—	—	237
Change in fair market value of warrant liability	21,338	—	—	—	21,338
Professional fees related to acquisitions	663	—	—	—	663
Stock-based compensation	22,716	—	—	—	22,716
Adjusted EBITDA	$2,494	$11,434	$—	$—	$13,928